Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned directors and officers of Virginia Commerce Bancorp, Inc. (the “Company”), hereby severally constitute and appoint Peter A. Converse and William K. Beauchesne, and each of them, with full power to act without the other and with full power of substitution and resubstitution, as our true and lawful attorney-in-fact and agent, to do any and all things in our names in any and all capacities which said Peter A. Converse and William K. Beauchesne may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement on Form S-3 relating to the offering of the Company’s securities, including specifically power and authority to sign for us in our names this registration statement and any and all amendments (including pre-effective and post-effective amendments) thereto and any related registration statement (including any amendment thereto) for such offering, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission; and we hereby approve, ratify and confirm all that said Peter A. Converse and William K. Beauchesne shall lawfully do or cause to be done by virtue thereof.

Signatures	Title	Date

/s/ Leonard Adler	Director	June 2, 2010
Leonard Adler

/s/ Michael G. Anzilotti	President and Director	June 2, 2010
Michael G. Anzilotti

/s/ Peter A. Converse	Chief Executive Officer and Director	June 2, 2010
Peter A. Converse	(Principal Executive Officer)

/s/ W. Douglas Fisher	Chairman of the Board of Directors	June 2, 2010
W. Douglas Fisher	and Director

/s/ David M. Guernsey	Vice Chairman of the Board of Directors	June 2, 2010
David M. Guernsey	and Director

/s/ Robert H. L’Hommedieu	Director	June 2, 2010
Robert H. L’Hommedieu

/s/ Kenneth R. Lehman	Director	June 2, 2010
Kenneth R. Lehman

/s/ Norris E. Mitchell	Director	June 2, 2010
Norris E. Mitchell

/s/ Todd A. Stottlemyer	Director	June 2, 2010
Todd A. Stottlemyer

Vice Chairman of the Board of Directors
Arthur L. Walters	and Director

/s/ William K. Beauchesne	Treasurer and Chief Financial Officer	June 2, 2010
William K. Beauchesne	(Principal Financial and Accounting Officer)